                                                                     EXHIBIT 4.1


       _________________________________________________________________



                      TLFC IV EQUIPMENT LEASE TRUST 1996-1

                        Class A 5.98% Lease Backed Notes

                        Class B 6.64% Lease Backed Notes



                         ______________________________


                                   INDENTURE

                         Dated as of November 26, 1996


                        _______________________________


                    Manufacturers and Traders Trust Company

                               Indenture Trustee



       _________________________________________________________________

                               TABLE OF CONTENTS


                                                                                                                   Page
                                                                                                                   ----
ARTICLE I
         Definitions and Incorporation by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.2      Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 1.3      Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE II
         The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 2.1      Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.2      Execution, Authentication and Delivery  . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.3      Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.4      Registration; Registration of Transfer or Exchange  . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.5      Mutilated, Destroyed, Lost or Stolen Notes  . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.6      Persons Deemed Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.7      Payment of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 2.8      Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.9      Release of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.10     Book-Entry Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.11     Notices to Clearing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 2.12     Definitive Class A Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.13     Certain Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.14     Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.15     Special Terms Applicable to Class B Notes . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE III
         Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.1      Payment of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.2      Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 3.3      Money for Payments To Be Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 3.4      Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 3.5      Protection of Indenture Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 3.6      Opinions as to Indenture Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.7      Performance of Obligations; Servicing of Leases . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.8      Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 3.9      Annual Statement as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                                                                                    Page
                                                                                                                    ----
         SECTION 3.10     Consolidation, Merger, etc. of Issuer; Disposition of Trust Assets  . . . . . . . . . . .  28
         SECTION 3.11     Successor or Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 3.12     No Other Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 3.13     No Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.14     Servicer's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.15     Guarantees, Loans, Advances and Other Liabilities . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.16     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.17     Removal of Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.18     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.19     Notice of Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 3.20     Further Instruments and Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 3.21     Trustee's Assignment of Interest in Certain Receivables . . . . . . . . . . . . . . . . .  32
         SECTION 3.22     Representations and Warranties by the Issuer to the Indenture Trustee . . . . . . . . . .  33

ARTICLE IV
         Satisfaction and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 4.1      Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.2      Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 4.3      Repayment of Monies Held by Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE V
         Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 5.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 5.2      Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . . . . .  37
         SECTION 5.3      Collection of Indebtedness and Suits for Enforcement by Indenture Trustee . . . . . . . .  38
         SECTION 5.4      Remedies; Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 5.5      Optional Preservation of the Indenture  . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 5.6      Limitation of Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 5.7      Unconditional Rights of Noteholders To Receive Principal and Interest . . . . . . . . . .  43
         SECTION 5.8      Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 5.9      Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 5.10     Delay or Omission Not a Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 5.11     Control by Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 5.12     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 5.13     Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 5.14     Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 5.15     Action on Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 5.16     Performance and Enforcement of Certain Obligations  . . . . . . . . . . . . . . . . . . .  46

                                                                                                                    Page
                                                                                                                    ----
ARTICLE VI
         Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         SECTION 6.1      Duties of Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 6.2      Rights of Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 6.3      Individual Rights of Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 6.4      Indenture Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 6.5      Notice of Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 6.6      Reports by Indenture Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 6.7      Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 6.8      Replacement of Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 6.9      Successor Indenture Trustee by Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 6.10     Appointment of Co-Trustee or Separate Trustee                                              53
         SECTION 6.11     Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 6.12     Preferential Collection of Claims Against Issuer  . . . . . . . . . . . . . . . . . . . .  54
         SECTION 6.13     Representations and Warranties of Indenture Trustee . . . . . . . . . . . . . . . . . . .  55
         SECTION 6.14     Indenture Trustee May Enforce Claims Without Possession of Notes  . . . . . . . . . . . .  56

ARTICLE VII
         Noteholders' Lists and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 7.1      Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. . . . . . . . . .  56
         SECTION 7.2      Preservation of Information; Communications to Noteholders  . . . . . . . . . . . . . . .  56
         SECTION 7.3      Reports by Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 7.4      Reports by Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE VIII
         Accounts, Disbursements and Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 8.1      Collection of Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 8.2      Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 8.3      General Provisions Regarding Accounts . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 8.4      Release of Indenture Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 8.5      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE IX
         Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         SECTION 9.1      Supplemental Indentures Without Consent of Noteholders  . . . . . . . . . . . . . . . . . .61


                                                                                                                    Page
                                                                                                                    ----
         SECTION 9.2      Supplemental Indentures with Consent of Noteholders . . . . . . . . . . . . . . . . . . .  62
         SECTION 9.3      Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 9.4      Effect of Supplemental Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 9.5      Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 9.6      Reference in Notes to Supplemental Indentures                                              65

ARTICLE X
         Redemption of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 10.1     Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 10.2     Form of Redemption Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 10.3     Notes Payable on Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE XI
         Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         SECTION 11.1     Compliance Certificates and Opinions, etc.  . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 11.2     Form of Documents Delivered to Indenture Trustee  . . . . . . . . . . . . . . . . . . . .  69
         SECTION 11.3     Acts of Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 11.4     Notices, etc., to Indenture Trustee, Issuer and Rating Agencies . . . . . . . . . . . . .  71
         SECTION 11.5     Notices to Noteholders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 11.6     Alternate Payment and Notice Provisions . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 11.7     Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 11.8     Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . .  73

         SECTION 11.9     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 11.10    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 11.11    Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 11.12    Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 11.13    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 11.14    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 11.15    Recording of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 11.16    No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 11.17    No Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 11.18    Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

                                    EXHIBITS

                 Testimonium, Signatures and Seals
                 Acknowledgments
                 Exhibit A                 Form of Class A Note
                 Exhibit B                 Form of Class B Note
                 Exhibit C                 Form of Depository Agreement

                 Exhibit D                 Form of Certificate
                 Exhibit E                 Form of Undertaking Letter

CROSS-REFERENCE TABLE

                                             TIA               INDENTURE
                                           SECTION              SECTION
                                           -------             ---------
                                               310(a)(1)       6.11
                                                  (a)(2)       6.11
                                                  (a)(3)       6.10, 6.11
                                                  (a)(4)       6.11, 6.14
                                                  (b)          6.11
                                                  (c)          N.A.
                                               311(a)          6.12
                                                  (b)          6.12
                                                  (c)          N.A.
                                               312(a)          7.1, 7.2
                                                  (b)          7.2
                                                  (c)          7.2
                                               313(a)          7.4(a), 7.4(b)
                                                  (b)(1)       7.4(a)
                                                  (b)(2)       7.4(a)
                                                  (c)          7.3(a), 7.4(a)
                                                  (d)          7.4(a)
                                               314(a)          7.3(a), 3.9
                                                  (b)          3.6
                                                  (c)(1)       2.2, 2.9, 4.1, 8.4, 11.1(a)
                                                               2.2, 2.9, 4.1, 8.4, 11.1(a)
                                                  (c)(2)       2.9, 4.1, 8.4, 11.1(a)
                                                               2.9, 8.4, 11.1(b)
                                                  (c)(3)       11.1(a)
                                                  (d)          11.1(a)
                                                  (e)          6.1(b)
                                                  (f)          6.5
                                               315(a)          6.1(a)
                                                  (b)          6.2, 6.1(c)
                                                  (c)          5.13
                                                  (d)
                                                  (e)          1.1
                                               316(a)last      5.11
                                                sentence       5.12
                                                  (a)(1)(A)    Omitted
                                                  (a)(1)(B)    5.7
                                                  (a)(2)       5.3(b)
                                               316(b), (c)     5.3(d)
                                               317(a)(1)       3.3
                                                  (a)(2)       11.7
                                                  (b)
                                               318(a)

                          N.A. means Not Applicable.

Note: This cross reference table shall not, for any purpose, be deemed to be part of this Indenture

                 This INDENTURE is made and entered into as of November 26, 1996, between TLFC IV EQUIPMENT LEASE TRUST 1996-1, a Delaware business trust (the "Issuer"), and Manufacturers and Traders Trust Company, a banking corporation organized and existing under the laws of New York, solely as trustee and not in its individual capacity (the "Indenture Trustee").

                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:


                                GRANTING CLAUSE

                 The Issuer hereby grants to the Indenture Trustee, as trustee for the benefit of the Holders of the Notes, a security interest in all of the Issuer's right, title and interest in, to and under the following property, whether now existing or hereafter arising: (a) the Leases and all monies due thereon after the Cut-Off Date or, with respect to a Substitute Lease, after the applicable Substitution Cut-Off Date; (b) the Issuer's interest in the related Equipment; (c) the Insurance Policies and any Insurance Proceeds related to the Leases; (d) all funds on deposit from time to time in the Trust Accounts and in all investments and proceeds thereof (including all income thereon); (e) the Pooling and Servicing Agreement (including all rights of the Seller under the Contribution and Sale Agreement assigned to the Issuer pursuant to the Pooling and Servicing Agreement (including the right to cause the Originator to repurchase Leases under certain circumstances in accordance with the provisions of the Contribution and Sale Agreement)); and (f) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

                 The foregoing grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction (except as otherwise provided herein) and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

        The foregoing grant includes all rights, powers and options (but none
of the obligations, if any) of the Issuer under    any agreement or instrument
included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Leases included in the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Issuer or otherwise and generally to do and receive anything that the Issuer is or may be entitled to do or receive under or with respect to the Collateral.

        The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders, acknowledges such grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.


                                  ARTICLE I

                  Definitions and Incorporation by Reference

        SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

        "Act" has the meaning specified in Section 11.3(a).

        "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee or of Bankers Trust Company who is authorized to act for the Owner Trustee pursuant to its organizational documents or a power of attorney in matters relating to the Issuer and who is identified on the list of Authorized Officers containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

        "Basic Documents" means this Indenture, the Pooling and Servicing Agreement, the Trust Agreement, the Contribution and Sale Agreement, the Administration Agreement, the Depository Agreement and the other documents and certificates delivered in connection therewith.

        "Benefit Plan" means any one of (a) an employee benefit plan (as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to the provisions of Title I of ERISA, (b) a plan or arrangement (including an individual retirement account or Keogh Plan) within the meaning of or subject to Section 4975 of the Code or (c) any entity whose underlying assets include "plan assets" under U.S. Department of Labor Regulations certified at 29 C.F.R. Section 2510.3-101 or otherwise.

                "Book Entry Notes" means a beneficial interest in the Class A Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

                "Certificateholder" has the meaning assigned to it in the Trust Agreement.

                "Certificate of Trust" has the meaning assigned to it in the Trust Agreement.

                "Class A Note" means a Class A 5.98% Lease Backed Note, substantially in the form of Exhibit A, executed by the Issuer and authenticated by the Indenture Trustee.

                "Class B Note" means a Class B 6.64% Lease Backed Note, substantially in the form of Exhibit B, executed by the Issuer and authenticated by the Indenture Trustee.

                "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

                "Collateral" has the meaning specified in the Granting Clause of this Indenture.

                "Contribution and Sale Agreement" means the Amended and Restated Contribution and Sale Agreement dated as of the date hereby by and between the Seller and the Originator, as amended or supplemented from time to time.

                "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office as of the date of the execution of this Indenture is located at One M&T Plaza, Buffalo, New York 14203, Attention: Corporate Trust Department (7th Floor); or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the addresses of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

                 "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                 "Definitive Class A Notes" has the meaning specified in
Section 2.10.

                 "Depository Agreement" means the agreement among the Issuer, the Indenture Trustee, and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form of Exhibit C.

                 "Event of Default" has the meaning specified in Section 5.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

                 "Holder" or "Noteholder" means the Person in whose name a Class A Note or a Class B Note is registered on the Note Register.

                 "Indenture" means this Indenture as amended or supplemented from time to time.

                 "Indenture Trustee" means Manufacturers and Traders Trust Company, a banking corporation organized and existing under the laws of New York, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

                 "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests granted to the Indenture Trustee), including all proceeds thereof.

                 "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                 "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, made by an Independent appraiser or other expert appointed by an Issuer Order, such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                 "Issuer" means TLFC IV Equipment Lease Trust 1996-1 until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

                 "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                 "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                 "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4.

                 "Notes" means the Class A Notes and the Class B Notes.

                 "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

                 "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be acceptable to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, and shall comply with any applicable requirements of Section 11.1.

                 "Originator" means Trans Leasing International, Inc., a Delaware corporation, in its capacity as transferor of certain assets pursuant to the Contribution and Sale Agreement and its successors.

                 "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                 (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                 (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee); and

                 (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, a Certificateholder or any Affiliate of any of the foregoing Persons.

                 "Outstanding Amount" means the aggregate principal amount of all Notes, or a Class of Notes, as applicable, Outstanding at the date of determination.

                 "Owner Trustee" means Bankers Trust (Delaware), a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

                 "Paying Agent" means the Indenture Trustee or any Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

                 "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of the date hereof by and among the Seller, the Issuer and Trans Leasing International, Inc., a Delaware corporation, as Servicer, as such agreement may be amended, modified or supplemented from time to time.

                 "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost destroyed or stolen Note.

                 "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                 "Record Date" means, with respect to a Payment Date or a Redemption Date, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date or Redemption Date occurs.

                 "Redemption Date" means the Payment Date specified as such by the Servicer or the Issuer as described in Section 10.1 and 10.2.

                 "Redemption Price" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a), an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date, or (b) in the case of a payment made to Noteholders pursuant to Section 10.1(b), the amount on deposit in the Note Distribution Account, but not in excess of the amount specified in clause (a) above.

                 "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

                 "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Trust Officer, Secretary, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "State" means any one of the 50 states of the United States of America or the District of Columbia.

                 "Trust Certificate" has the meaning assigned to it in the Trust Agreement.

                 "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                 SECTION 1.2      Other Definitional Provisions.

                 (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, in the Trust Agreement.

                 (b) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                 (c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect on the date hereof. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Indenture or in any such certificate or other documents shall control.

                 (d) The words "hereof," "herein," "hereunder," and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; Section and Exhibit references contained in this Indenture are references to Sections and Exhibits in or to this Indenture unless otherwise specified; and the term "including" shall mean "including without limitation."

                 (e) The definitions contained in this Indenture are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 SECTION 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the Securities and Exchange Commission.

                 "indenture securities" means the Notes.

                 "indenture security holder" means a Noteholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means Indenture Trustee.

                 "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                                   ARTICLE II

                                   The Notes

                 SECTION 2.1 Form. The Class A Notes and Class B Notes, in each case together with the Indenture Trustee'scertificate of authentication, shall be in substantially the forms set forth in Exhibits A and B, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                 The Definitive Class A Notes and the Class B Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of methods (with or without steel engraved borders), all determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                 Each Note shall be dated the date of its authentication. Each Note shall be a registered Note in the minimum denomination of $1,000 and, to the extent practicable, integral multiples thereof (except in the case of the Class B Notes, which shall be registered Notes in the minimum denomination of $500,000 and, to the extent practicable, integral multiples of $100,000 in excess thereof). The terms of the Notes set forth in Exhibits A and B are part of the terms of this Indenture.

                 SECTION 2.2      Execution, Authentication and Delivery.

                 (a) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

                 (b) Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                 (c) The Indenture Trustee shall upon Issuer Order authenticate and deliver Class A Notes for original issue in an aggregate principal amount of $127,848,986 and Class B Notes for an original issue in an aggregate principal amount of $13,536,951.

The aggregate principal amount of Class A and Class B Notes Outstanding at any time may not exceed such amounts, respectively, except as provided Section 2.5.

                 (d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its Responsible Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                 The Indenture Trustee's certificate of authentication shall be substantially in the following form:

              INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: _________, ___              _________________________________, not in its
                                  individual capacity but solely as Indenture
                                  Trustee


                                  By:______________________
                                     Authorized Signature


                 SECTION 2.3 Temporary Notes. Pending the preparation of definitive Notes to be issued in exchange for Book- Entry Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                 If temporary Notes are so issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                 SECTION 2.4 Registration; Registration of Transfer or Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall initially be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

                 If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

                 Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholders shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same series in any authorized denominations of a like aggregate principal amount.

                 At the option of the Noteholder, Notes may be exchanged for other Notes of the same class in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Issuer, the Issuer shall execute (with such execution constituting an Issuer Order to authenticate), and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, such Notes which the Noteholder making the exchange is entitled to receive.

                 All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                 Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Indenture Trustee and the Note Registrar (including, without limitation, the form of assignment set forth in Exhibits A and B), duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Indenture Trustee which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Indenture Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                 No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

                 The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges (i) of Notes selected for redemption pursuant to Article X; (ii) of any Note for a period of 30 days preceding the due date for the final repayment of principal with respect to the Note; or (iii) if
Section 2.15 has not been complied with in connection with such transfer, if applicable.

                 SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute (with such execution constituting an Issuer Order to authenticate) and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from (i) the Person to whom it was delivered or (ii) any Person taking such replacement Note from such Person to whom such replacement Note was delivered or (iii) any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

                 Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

                 Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                 SECTION 2.6 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

                 SECTION 2.7      Payment of Principal and Interest.

                 (a) The Class A Notes and the Class B Notes shall accrue interest from each Payment Date (or, in the case of the December 1996 Payment Date, from November 20, 1996) to, but excluding, the following Payment Date at the Class A Interest Rate and the Class B Interest Rate, respectively, which interest shall be payable on each Payment Date as specified in the Pooling and Servicing Agreement. Any installment of interest or principal, if any, payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuer into the Note Distribution Account on the applicable Payment Date as described in the Pooling and Servicing Agreement. The Indenture Trustee shall promptly make payment thereof to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that (i) unless Definitive Class A Notes have been issued pursuant to Section 2.12, with respect to Class A Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), and
(ii) with respect to Class B Notes registered on the Record Date in the name of the Person that is the Registered Holder of Class B Notes representing more than 50% of the Outstanding Amount of Class B Notes on such Record Date, payment will be made by wire transfer in immediately available funds to the account designated by such nominee or Person and except for the final installment of principal payable with respect to such Note (and except for the Redemption Price for any Note called for redemption pursuant to Article X), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

                 (b) The principal of each Note shall be payable in installments on each Payment Date to the extent provided in the Pooling and Servicing Agreement. The unpaid principal amount of each Note is due and payable on the earlier of the Stated Final Maturity Date and the Redemption Date, if any, pursuant to Section 10.1(a). Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, if and when the Notes are declared to be immediately due and payable in the manner provided in Section 5.2. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. Upon notice to the Indenture Trustee by or on behalf of the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date related to the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid.

Such notice shall be mailed no later than five Business Days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

                 SECTION 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall certify to the Issuer that surrendered Notes have been duly canceled and retained or destroyed, as the case may be.

                 SECTION 2.9 Release of Collateral. The Indenture Trustee shall release property from the Lien of this Indenture, other than as permitted by Sections 3.21, 8.2, 8.4 and 11.1, only upon receipt of an Issuer Order accompanied by an Officer's Certificate, an Opinion of Counsel and (to the extent required by the TIA) Independent Certificates in accordance with TIA Section Section 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

                 SECTION 2.10 Book-Entry Notes. The Class A Notes, upon original issuance, will be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, as the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Class A Note (as hereinafter defined) representing such Note Owner's interest in such Notes, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the

"Definitive Class A Notes") have been issued to Note Owners pursuant to Section 2.12:

                          (i) the provisions of this Section shall be in full force and effect;

                          (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole holder of such Notes, and shall have no obligation to such Note Owners;

                         (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                          (iv) the rights of such Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants and, pursuant to the Depository Agreement, unless and until Definitive Class A Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Notes to such Clearing Agency Participants; and

                           (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has (i) received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Notes and (ii) has delivered such instructions to the Indenture Trustee.

                SECTION 2.11 Notices to Clearing Agency. With respect to the Class A Notes, whenever a notice or other communication to Noteholders is required under this Indenture, unless and until Definitive Class A Notes representing such Class A Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to such Noteholders to the Clearing Agency, and shall have no obligation to the related Note Owners or other Holders of such Notes.

                 SECTION 2.12 Definitive Class A Notes. If, with respect to the Book-Entry Notes, (i) the Indenture Trustee is notified in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to such Notes, and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee, at its option, elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of Class A Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all such Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Class A Notes to such Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute (with such execution constituting an Issuer Order to authenticate) and the Indenture Trustee shall authenticate the Definitive Class A Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Class A Notes, the Indenture Trustee shall recognize the Holders of the Definitive Class A Notes as Noteholders.

                 SECTION 2.13 Certain Noteholders. The Seller, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not the Seller.

                 SECTION 2.14     Tax Treatment and ERISA Considerations.

                 (a) The Issuer and the Indenture Trustee, by entering into this Indenture, and the Noteholders and the Note Owners, by acquiring any Note or interest therein, (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                 (b) The Class A Noteholders and the Class A Note Owners, by acquiring any Class A Note or interest therein, shall be deemed to have represented and warranted that either (i) the Class A Noteholder is not acquiring (or considered to be acquiring) the Class A Note with the assets of a Benefit Plan or (ii) one or more of the following is true as to all of the funds used to purchase such Class A Note: (a) the funds constitute the assets of a bank collective investment fund within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 91-38, 56 F.R. 31,966, and the acquisition and holding of such Class A Note satisfies the requirements of such exemption and is entitled to full relief thereunder; (b) the funds constitute the assets of an insurance company pooled separate account within the meaning of PTCE 90-1, 55 FR 2,891, and the acquisition and holding of such Class A Note satisfies the requirements of such exemption and is entitled to full relief thereunder; (c) the funds are invested in an investment fund which is managed by an investment adviser registered under the Investment Advisers Act of 1940, a bank, an insurance company or a savings and loan association, which meets specified financial standards, which has acknowledged in a written agreement that it is an ERISA fiduciary with respect to investments made on behalf of the Benefit Plan from which it acquired such funds, and which is otherwise a "qualified professional asset manager" as such term is defined in PTCE 84-14, 49 FR 9,494, as amended on October 10, 1985, 50 FR 41,430, and the acquisition and holding of such Class A Note satisfies the requirements of such exemption and is exempt to the fullest extent provided therein; (d) the funds constitute the assets of an insurance company general account, and the acquisition and holding of such Class A Note by such account satisfies the requirements of PTCE 95-60, 60 FR 35,925, and is entitled to full relief thereunder; or (e) the funds constitute the assets of a "governmental plan" as defined in Section 3(32) of ERISA or Section 4975 of the Code, and neither the purchase nor holding of such Class A Note will result in or involve a transaction that is prohibited under applicable state law.

                 SECTION 2.15     Special Terms Applicable to Class B Notes.

                 (a) The Class B Notes shall not be registered under the Securities Act or the securities laws of any other jurisdiction. Consequently, such Notes shall not be transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. Except for the transfers of the Class B Notes on Closing Date by the Seller, no sale, pledge or other transfer of any Class B Note (or interest therein) may be made by any Person unless such sale, pledge or other transfer is made (i) to a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) in a transaction which meets the requirements of Rule 144A under the Securities Act, (ii) to First Union Capital Markets Corp., (iii) through First Union Capital Markets Corp. to an "institutional accredited investor" (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in a transaction approved by First Union Capital Markets Corp. or (iv) in a transaction exempt from the registration requirements of the Securities Act. In each such case, (A) the Indenture Trustee shall require that the prospective transferee certify to the Indenture Trustee and the Certificateholders in writing the facts surrounding such transfer and the status of such transferee, which certification shall be substantially in the form of the certificate attached hereto as Exhibit D, and (B) in the case of sales, pledges and transfers pursuant to clause (iv) above, the Indenture Trustee shall require a written opinion of counsel (which shall not be at the expense of the Certificateholders, the Issuer, the Owner Trustee, the Servicer or the Indenture Trustee), satisfactory to the Indenture Trustee and the Seller, to the effect that such transfer will not violate the Securities Act. None of the Seller, the Certificateholders, the Issuer, the Owner Trustee, or the Indenture Trustee shall be obligated to register any Class B Notes under the Securities Act, qualify any Class B Notes under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

                 (b) Unless the acquisition and holding of Class B Notes shall have been approved in writing by the Seller, in which case such Holder shall have executed and delivered to the Indenture Trustee and the Seller an agreement containing such representations and covenants as the Seller shall request, the Class B Notes may not be acquired by or for the account of a Benefit Plan and, unless the Holder shall have received such approval, by accepting and holding a Class B Note, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan and, if requested to do so by the Seller or the Issuer, the Holder of a Class B Note shall execute and deliver to the Indenture Trustee an undertaking letter in the form of Exhibit E, to such effect in form and substance satisfactory to the Issuer and the Seller.

                 (c) Each Class B Note shall bear legends to the effect set forth in the form of the Class B Note attached hereto as Exhibit B.


                                 ARTICLE III

                                  Covenants

                 SECTION 3.1 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Payment Date (not including Investment Earnings thereon, if any). Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                 SECTION 3.2 Maintenance of Office or Agency. So long as any of the Notes remain Outstanding, the Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                 SECTION 3.3      Money for Payments To Be Held in Trust.

                 (a) As provided in Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 8.2(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

                 (b) On or before each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account the aggregate amount described in Section 4.8 of the Pooling and Servicing Agreement, such amount to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

                 (c) The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying

Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                            (i) hold sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                           (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

                          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                           (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                 (d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same terms as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 (e) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust, and the Indenture Trustee or such Paying Agent, as the case may be, shall give prompt notice of such occurrence to the Issuer and shall release such money to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such release of such money to the Issuer, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after the date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

                 SECTION 3.4 Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate.

                 SECTION 3.5 Protection of Indenture Trust Estate. The Issuer will from time to time prepare, execute, deliver and file all such supplements and amendments hereto and all such UCC financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                            (i) establish, maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                           (ii) perfect, publish notice of or protect the validity of any grant of a security interest made or to be made by this Indenture;

                           (iii) enforce the rights of the Indenture Trustee and the Noteholders in any of the Collateral; or

                           (iv) preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee and the Noteholders in the Indenture Trust Estate against the claims of all Persons and parties.

The Issuer hereby designates the Indenture Trustee, and hereby authorizes the Indenture Trustee as its agent and attorney-in-fact, to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section. Notwithstanding such designation, the Indenture Trustee shall not be responsible for the execution or filing of any financing statement, continuation statement or other instrument unless the Indenture Trustee shall have been explicitly directed to take such action pursuant to an Issuer Order.

                 SECTION 3.6      Opinions as to Indenture Trust Estate.

                 (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the Lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                 (b) On or before August 15 in each calendar year, beginning in 1997, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any UCC financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until August 15 in the following calendar year. The Indenture Trustee shall not be responsible for taking any action in response to the delivery of such Opinion of Counsel (unless one or more actions are specifically directed in an Issuer Order).

                 SECTION 3.7      Performance of Obligations; Servicing of
Leases.

                 (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Pooling and Servicing Agreement, the Administration Agreement or such other instrument or agreement.

                 (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture. The Indenture Trustee may acknowledge and accept such contractual arrangements and accept delivery of all agreements documenting of such contractual arrangements.

                 (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Indenture Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Pooling and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

                 (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Pooling and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee thereof and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Pooling and Servicing Agreement with respect to the Leases, the Issuer shall take all reasonable steps available to it to remedy such failure.

                 (e) If the Indenture Trustee shall succeed to the Servicer's duties as Servicer of the Leases as provided in the Pooling and Servicing Agreement, it shall do so in its capacity as Servicer and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Leases. In case the Indenture Trustee shall become successor to the Servicer under the Pooling and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its affiliates, provided that it shall be fully liable for the actions and omissions of such affiliate in such capacity as Successor Servicer.

                 (f) Upon any termination of the Servicer's rights and powers pursuant to the Pooling and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

                 (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee or the Holders of a least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Pooling and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer or the Seller under the Pooling and Servicing Agreement, or the Seller or the Originator under the Contribution and Sale Agreement; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Leases or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may reasonably deem necessary or appropriate in the circumstances.

                SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                          (i) sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, except the Issuer may
                (A) collect, liquidate, sell or otherwise dispose of the Issuer's interest in Leases and/or the underlying Equipment (including Defaulted Leases, Early Termination Leases and
                Leases that are subject to a Warranty Event), (B) make payments and distributions and (C) take other actions, in each case as contemplated by the Basic Documents;

                          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate; or

                         (iii)   either (A) permit the validity or
                effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, or (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on Equipment and arising solely as a result of an action or omission of the related Lessee) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Indenture Trust Estate.

                SECTION 3.9 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 1997), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

                            (i) a review of the activities of the Issuer during the 12-month period ending at the end of such fiscal year (or in the case of the initial Transaction Year, the period from the Closing Date to June 30, 1997) and of performance under this Indenture has been made under such Authorized Officer's supervision; and

                           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied in all material respects with all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Issuer addressed to the Corporate Trust Office of the Indenture Trustee; the Indenture Trustee is hereby specifically authorized to provide such copy as agent of the Issuer.

                 SECTION 3.10 Consolidation, Merger, etc. of Issuer; Disposition of Trust Assets.

                 (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                            (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                           (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                           (iv) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel addressed to the Issuer, each stating (A) that such transaction will not have any material adverse tax consequence to the Trust, the Issuer or any Noteholder and (B) that all conditions precedent herein provided for in this Section
                 3.10 have been complied with, which shall include any filing required by the Exchange Act;

                            (v) any action as is necessary to maintain the Lien and security interest created by this Indenture shall have been taken; and

                           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

                 (b) Except as otherwise expressly permitted by this Indenture or the other Basic Documents, the Issuer shall not convey or transfer any material portion of its properties or assets included in the Indenture Trust Estate to any Person, unless:

                            (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State,
                 (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                        (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                        (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                        (iv) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel addressed to the Issuer, each stating (A) that such transaction will not have any material adverse tax consequence to the Trust, the Issuer, any Noteholder or any Certificateholder and
                 (B) that all conditions precedent herein provided for in this
                 Section 3.10 have been complied with, which shall include any filing required by the Exchange Act;

                            (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

                 SECTION 3.11     Successor or Transferee.

                 (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

                 (b) Upon a conveyance or transfer of a material portion of the assets and properties of the Issuer included in the Indenture Trust Estate pursuant to Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery to and acceptance by the Indenture Trustee of the Officer's Certificate and Opinion of Counsel specified in Section 3.10(b)(vi) stating that the Issuer is to be so released.

                 SECTION 3.12 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Leases and the related Equipment in the manner contemplated by this Indenture and the Basic Documents, issuing the Notes and the Trust Certificates and activities incidental thereto.

                 SECTION 3.13 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for money borrowed in respect of the Notes or in accordance with the Basic Documents.

                 SECTION 3.14 Servicer's Obligations. The Issuer shall use its best efforts to cause the Servicer to comply with Sections 3.7, 3.9, 3.10, 3.11, 3.12 and 7.3 of the Pooling and Servicing Agreement.

                 SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Pooling and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                 SECTION 3.16 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (real, personal or intangible property) other than the purchase of the Leases, interests in the related Equipment and other property and rights from the Seller on the Closing Date and from time to time thereafter pursuant to the Pooling and Servicing Agreement.

                 SECTION 3.17 Removal of Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

                 SECTION 3.18     Restricted Payments.   Except for payments of
principal or interest on or redemption of the Notes, so long as any Notes are Outstanding, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Seller, the Owner Trustee and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Pooling and Servicing Agreement, the Trust Agreement or the other Basic Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

                 SECTION 3.19 Notice of Events of Default. The Issuer agrees to give the Indenture Trustee prompt written notice of each Event of Default hereunder and, within five days after obtaining knowledge of any of the following occurrences, written notice of each default on the part of the Servicer or the Seller of its obligations under the Pooling and Servicing Agreement and each default on the part of the Seller or the Originator under the Contribution and Sale Agreement.

                 SECTION 3.20 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                 SECTION 3.21 Trustee's Assignment of Interest in Certain Receivables.

                 (a) The Indenture Trustee shall assign, without recourse, representation or warranty, to the Servicer, the Seller or the Originator, as applicable, all the Indenture Trustee's right, title and interest in and to any Lease assigned or to be assigned by the Issuer to the Servicer, the Seller or the Originator pursuant to or in connection with the Pooling and Servicing Agreement, such assignment being an assignment outright and not for security; and the Servicer, the Seller or the Originator, as applicable, shall thereupon own such Lease, and all such security and documents, free of any further obligation to the Indenture Trustee, the Noteholders or the Certificateholders with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease on the ground that it is not a real party in interest or a holder entitled to enforce the Lease, the Indenture Trustee shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Lease, including bringing suit in the Indenture Trustee's name or the names of the Noteholders or the Certificateholders.

                 (b) The Lien and security interest of the Indenture Trustee in any Lease and the related Equipment shall be released upon (i) any disposition of such Equipment in accordance with the Pooling and Servicing Agreement (including any sale to a Lessee exercising a purchase option) and deposit of the proceeds of such sale in the Collection Account as required pursuant to the Pooling and Servicing Agreement, (ii) any purchase of such Lease and related Equipment by the Originator or the Seller as contemplated by
Section 2.6 of the Pooling and Servicing Agreement, (iii) the substitution of a Substitute Lease and/or Equipment therefor as contemplated by Section 5.1 of the Pooling and Servicing Agreement or (iv) the substitution or replacement of any unit of Equipment as contemplated in Section 3.1(c) of the Pooling and Servicing Agreement. In connection with any such disposition, purchase, substitution or replacement or termination, the Indenture Trustee shall execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may request to in order to effect such release.

                 SECTION 3.22 Representations and Warranties by the Issuer to the Indenture Trustee. The Issuer hereby represents and warrants to the Indenture Trustee as follows:

                 (a) Good Title. No interest in any Lease or the related Equipment conveyed to the Issuer has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee; immediately prior to the conveyance of such Leases and the related Equipment pursuant to this Indenture, the Issuer had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Indenture by the Issuer, the Indenture Trustee shall have all of the right, title and interest of the Issuer in, to and under such Leases, free of any Lien; and

                 (b) All Filings Made. All filings (including, without limitation, Uniform Commercial Code filings) necessary in any jurisdiction to give the Indenture Trustee, upon the acquisition by the Issuer of any Lease, a first priority perfected security interest in the Issuer's interest in such Lease and in the related Equipment (other than motor vehicles) if such Equipment is located in a Filing Location (subject to Permitted Liens and Liens which have priority by operation of law) have been made, or with respect to such Equipment will be made within five (5) Business Days after the date hereof.

                                   ARTICLE IV

                           Satisfaction and Discharge

                 SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13 and 3.21, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                 (A)      either

                          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in
                 Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust or discharged form such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

                          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                                  (i)    have become due and payable,

                                  (ii)    will become due and payable at the
                          Final Scheduled Payment Date within one year, or

                                  (iii)    are to be called for redemption
                          within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) of subsection (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes including accrued interest thereon not theretofore delivered to the Indenture Trustee for cancellation when due;

                 (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

                 (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the
         TIA) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section
         11.1(a) and each stating that all   conditions precedent herein
         provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 SECTION 4.2 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Pooling and Servicing Agreement or required by law.

                 SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.


                                   ARTICLE V

                                    Remedies

                 SECTION 5.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                            (i) failure to pay any interest on any Note when the same becomes due and payable as described in the Pooling and Servicing Agreement, and such failure continues unremedied for a period of five days; or

                           (ii) (A) except as set forth in (B), failure to pay any installment of the principal of any Note when the same is due and payable, and such failure continues unremedied for a period of thirty (30) days or (B) failure to pay in full the Outstanding Amount on any Note on or prior to the Stated Final Payment Date; or

                          (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with) or any representation or warranty of the Issuer made in this Indenture, which default has a material adverse effect on the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                           (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                            (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

                 The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

                 SECTION 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case, unless the principal amount of the Notes shall have already become due and payable, the Indenture Trustee or the Holders of Notes representing a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

                 At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences; provided, however, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto; and provided, further, that if the Indenture Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case, the Indenture Trustee, the Issuer and the

Noteholders, as the case may be, shall be restored to their respective former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee, the Issuer and the Noteholders, as the case may be, shall continue as though no such proceedings had been commenced.

                 SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

                 (a) The Issuer covenants that if there shall occur an Event of Default under Sections 5.1(i) or (ii) which has not been waived pursuant to Section 5.12, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the ratable benefit of the Noteholders in accordance with their respective principal amounts, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal for each Class of Notes at the interest rate borne by such Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

                 (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes, if any, and collect in the manner provided by law out of the Indenture Trust Estate or the property of any other obligor upon such Notes, if any, wherever situated, the moneys adjudged or decreed to be payable.

                 (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

                 (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

                 (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                 (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial of other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

                 (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

                 SECTION 5.4      Remedies; Priorities.

                 (a) If an Event of Default shall have occurred and be continuing and the Notes have been accelerated under Section 5.2, the Indenture Trustee may (but shall not be required to) do one or more of the following (subject to Section 5.5):

                            (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Trust Estate;

                          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

                           (iv) sell the Indenture Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law or elect to have the Issuer maintain possession of the Indenture Trust Estate, including the Leases included therein, and continue to apply Collections on such Leases as if there had been no declaration of acceleration;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clause
(B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

                 (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                 FIRST:  to the Indenture Trustee for amounts due under
         Section 6.7; and

                 SECOND: to the Collection Account for distribution and payment in accordance with Section 4.8 of the Pooling and Servicing Agreement.

                 SECTION 5.5 Optional Preservation of the Indenture Trust Estate. If the Notes have been declared to be due and payable under Section
5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such for such purpose.

                 SECTION 5.6 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                            (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                           (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                          (iii) such Holder or Holders have offered to the Indenture Trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                           (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

                            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

                 In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture, and shall have no liability to any person for such action or inaction.

                 SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal and the interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption
Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                 SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

                 SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this
Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

                 SECTION 5.11 Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Notes shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Indenture Trustee,have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

                           (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                           (ii) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

                          (iii) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

                           (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability (a) with respect to which the Indenture Trustee shall have reasonable grounds to believe that adequate indemnity against such liability is not assured to it and (b) which might materially adversely affect the rights of any Noteholders not consenting to such action.

                 SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in
Section 5.2, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

                 Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                 SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 50% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption
Date).

                 SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

                 SECTION 5.15 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

                 SECTION 5.16     Performance and Enforcement of Certain
Obligations.

                 (a) Promptly following a request from the Indenture Trustee to do so, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Pooling and Servicing Agreement or by the Seller or the Originator under or in connection with the Contribution and Sale Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Pooling and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Pooling and Servicing Agreement.

                 (b) If an Event of Default has occurred and is continuing, the Indenture Trustee at the written direction of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Pooling and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Pooling and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                 (c) Promptly following a request from the Indenture Trustee to do so, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance in accordance with the terms thereof by the Originator of each of its obligations to the Seller under or in connection with the Contribution and Sale Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Contribution and Sale Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Originator of such obligations.

                 (d) If an Event of Default has occurred and is continuing, the Indenture Trustee at the written direction of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall exercise all rights, remedies, powers, privileges and claims of the Seller against the Originator under or in connection with the Contribution and Sale Agreement, including the right or power to take any action to compel or secure performance or observance by the Originator of each of its obligations to the Seller thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Contribution and Sale Agreement, and any right of the Seller to take such action shall be suspended.


                                   ARTICLE VI

                               Indenture Trustee

                 SECTION 6.1      Duties of Indenture Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs, including, without limitation, continuing to hold the Indenture Trust Estate and receive collections on the Leases included therein and provided in the Pooling and Servicing Agreement.

                 (b)      Except during continuance of an Event of Default:

                          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Pooling and Servicing Agreement and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

The Indenture Trustee shall not be required to determine, confirm or recalculate the information contained in any statement of the Servicer delivered to it pursuant to Section 3.10 of the Pooling and Servicing Agreement.

                 (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 or otherwise from Holders under the Indenture.

                 (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

                 (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Pooling and Servicing Agreement.

                 (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against such loss, liability or expense is not reasonably assured to it.

                 (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                          SECTION 6.2      Rights of Indenture Trustee.

                 (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate from the Issuer or an Opinion of Counsel that such action or omission is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

                 (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

                 (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                 (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 SECTION 6.3 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Indenture Trustee; provided, however, the Indenture Trustee must comply with Sections 6.10 and 6.11. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.

                 SECTION 6.4 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Indenture Trust Estate, this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes,and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

                 SECTION 6.5 Notice of Events of Default. If an Event of Default occurs and is continuing and if a Responsible Officer of the Indenture Trustee has actual knowledge of such Event of Default, the Indenture Trustee shall mail to each Noteholder notice of such Event of Default within 60 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provision of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders; and provided that in the case of any default of the character specified in Section 5.1(iii), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

                 SECTION 6.6 Reports by Indenture Trustee to Holders. Subject to the proviso in Section 7.4(b), the Indenture Trustee shall deliver to each Noteholder the information and documents set forth in Article VII, and in addition, all such information as may be required to enable such Noteholder to prepare its Federal and state income tax returns. The Indenture Trustee shall only be required to provide to the Noteholders the information given to it by the Servicer. The Indenture Trustee shall not be required to determine, confirm or recompute any such information.

                 SECTION 6.7 Compensation and Indemnity. The Issuer shall cause the Servicer pursuant to Section 3.9 of the Pooling and Servicing Agreement to pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Servicer pursuant to Section 3.9 of the Pooling and Servicing Agreement to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall cause the Servicer pursuant to the Pooling and Servicing Agreement to indemnify the Indenture Trustee in accordance with Section 6.2 of the Pooling and Servicing Agreement. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own wilful misconduct, negligence or bad faith.

                 The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

                 SECTION 6.8      Replacement of Indenture Trustee.

                 (a) The Indenture Trustee may at any time give notice of its intent to resign by so notifying the Issuer; provided that no such resignation shall become effective and the Indenture Trustee shall not resign prior to the time set forth in Section 6.8(c). The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 6.8(c). The Issuer shall remove the Indenture Trustee if:

                          (i)   the Indenture Trustee fails to comply with
                 Section 6.11;

                          (ii) the Indenture Trustee is adjudged bankrupt or insolvent;

                        (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                        (iv) the Indenture Trustee otherwise becomes incapable of acting.

                 (b) If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint and designate a successor Indenture Trustee, which successor shall be, if the Originator is the Servicer, reasonably acceptable to the Seller.

                 (c) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

                 (d) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                 (e) If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                 (f) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.7 and the Servicer's corresponding obligations under the Pooling and Servicing Agreement shall continue for the benefit of the retiring Indenture Trustee.

                 SECTION 6.9 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association shall be the successor Indenture Trustee, without the execution or filing of any instrument or any further act on the part of any of the parties to this Indenture, anything in this Indenture to the contrary notwithstanding, provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

                 In case at the time such successor or successors shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

                 SECTION 6.10     Appointment of Co-Trustee or Separate
Trustee.

                 (a) Notwithstanding any other provisions of this Indenture, at any time, for the benefit of the Noteholders or any class of the Noteholders or for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, including any requirement of the TIA, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons reasonably acceptable to the Seller to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                 (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a) and
Section 26(a) of the Investment Company Act. The Indenture Trustee shall have a combined capital and surplus, and an aggregate capital, surplus and undivided profits, of at least $50,000,000.00 as set forth in its most recent published annual report of condition. The Indenture Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 SECTION 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An indenture trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                SECTION 6.13 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants as of the Closing Date that:

                 (a) the Indenture Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and the eligibility requirements set forth in
Section 6.11 are satisfied with respect to the Indenture Trustee;

                 (b) the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

                 (c) the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or Governmental Authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Indenture Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee's performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

                 (d) the execution, delivery and performance by the Indenture Trustee of this Indenture shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority or agency regulating the banking and corporate trust activities of the Indenture Trustee; and

                 (e) this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

                 SECTION 6.14 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders in respect of which such judgment has been obtained.


                                  ARTICLE VII

                         Noteholders' Lists and Reports

                 SECTION 7.1 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 15 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

                 SECTION 7.2 Preservation of Information; Communications to Noteholders.

                 (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.1 upon receipt of a new list so furnished.

                 (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

                 (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

                 SECTION 7.3      Reports by Issuer.

                 (a)      The Issuer shall:

                            (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to
                 Section 13 or 15(d) of the Exchange Act;

                           (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                 (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on June 30 of each year.

                 SECTION 7.4      Reports by Indenture Trustee.

                 (a) If required by TIA Section 313(a), within 60 days after each February 1 beginning with February 1, 1997, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                 (b) On each Payment Date, the Indenture Trustee shall include with each payment to each Holder of a Class A Note a copy of the statement for the related Collection Period applicable to such Payment Date as required pursuant to Section 3.10 of the Pooling and Servicing Agreement; provided, however, that unless and until Definitive Notes representing Class A Notes have been issued as described in Section 2.12, the Servicer shall deliver such Monthly Reports to the Clearing Agency as described in Section 3.10 of the Pooling and Servicing Agreement.


                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

                 SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

                 SECTION 8.2      Trust Accounts.

                 (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Trust Accounts as provided in Sections 4.2 and 4.3 of the Pooling and Servicing Agreement.

                 (b) On or before each Payment Date, the amount required under Section 4.8 of the Pooling and Servicing Agreement will be transferred from the Collection Account and deposited in the Note Distribution Account.

                 (c) On each Payment Date, the Indenture Trustee shall pay all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes (to the extent such amounts have been deposited in the Note Distribution Account as described in Section 4.8 of the Pooling and Servicing Agreement) in the following amounts and in the following order of priority:

                            (i) to the Class A Noteholders to the extent of the Class A Interest Arrearage and Class A Interest Payment Amount for such Payment Date;

                           (ii) to the Class B Noteholders to the extent of the Class B Interest Arrearage and the Class B Interest Payment Amount for such Payment Date;

                          (iii) to the Class A Noteholders to the extent of the Class A Principal Payment Amount for such Payment Date plus any additional amount payable to the Holders of the Class A Notes on such Payment Date as described in clause (i) of
                 Section 4.8 in the Pooling and Servicing Agreement; and

                           (iv) to the Class B Noteholders to the extent of the Class B Principal Payment Amount for such Payment Date (reduced by any amounts payable to the Holders of the Class A Notes as described in clause (i) of Section 4.8 in the Pooling and Servicing Agreement).

                 Any payments on the Notes will be made pro rata based upon the outstanding principal balance.

                 SECTION 8.3      General Provisions Regarding Accounts.

                 (a) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any

Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.

                 (b) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 12:00 noon New York Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.3 as if there had not been such a declaration; then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

                 SECTION 8.4      Release of Indenture Trust Estate.

                 (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                 (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to
Section 6.7 have been paid, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and
314(d)(1) meeting the applicable requirements of Section 11.1.

                 SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven days' prior written notice when requested by the Issuer to take any action pursuant to

Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                            Supplemental Indentures

    SECTION 9.1      Supplemental Indentures Without Consent of Noteholders.

                 (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                            (v)   to cure any ambiguity, to correct or
                 supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Holders of the Notes;

                           (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

                          (vii) to restrict transfers of Class B Notes (or interests therein) or as otherwise required to prevent the Issuer from being treated as a "publicly traded partnership" under Section 7704 of the Code; or

                         (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

                 The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                 (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                 SECTION 9.2      Supplemental Indentures with Consent of
Noteholders.

                 (a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the right of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                            (i) change the date of payment of any installment of principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                           (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                           (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding;"

                           (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on all Outstanding Notes;

                            (v) modify any provision of this Section 9.2 to decrease the required minimum percentage necessary to approve any amendments to any provisions of this Indenture;

                           (vi)   modify any of the provisions of this
                 Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

                          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

                 (b) The Indenture Trustee may in its discretion determine whether or not any Notes would be affected (such that the consent of each Noteholder would be required) by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

                 (c) It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 (d) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of any such amendment have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                 SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                 SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

                 SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes of the same series.

                                   ARTICLE X

                              Redemption of Notes

                 SECTION 10.1     Redemption.

                 (a) The Notes are subject to redemption, on any Redemption Date, in whole, but not in part, upon the exercise by the Servicer of its Purchase Option pursuant to Section 8.3 of the Pooling and Servicing Agreement for a purchase price equal to the applicable Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. If any Notes are to be redeemed, the Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.1(a), the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 15 days prior to the Redemption Date and, on or prior to the Redemption Date, the Issuer shall deposit into the Note Distribution Account (to the extent not otherwise on deposit therein) the aggregate Redemption Price of the Notes to be redeemed.

                 (b) In the event that the assets of the Trust are sold pursuant to Section 9.2 of the Trust Agreement or 8.1(a) of the Pooling and Servicing Agreement, all amounts deposited into the Note Distribution Account shall be paid to the Noteholders (in the amounts as described in Section 4.8 of the Pooling and Servicing Agreement). If amounts are to be paid to Noteholders pursuant to this Section 10.1(b), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the Indenture Trustee not later than 15 days prior to the Redemption Date whereupon all such amounts shall be payable on the Redemption Date.

                 SECTION 10.2     Form of Redemption Notice.

                 (a) Notice of redemption under Section 10.1(a) shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date related to the applicable Redemption Date, at such Holder's address appearing in the Note Register.

                     All notices of redemption shall state:

                            (i)   the applicable Redemption Date;

                           (ii)   the applicable Redemption Price; and

                        (iii)   the place where such Notes are to be
                 surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).

                 Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

                 (b) Prior notice of redemption under Section 10.1(b) is not required to be given to Noteholders.

                 SECTION 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section
10.2 (in the case of redemption pursuant to Section 10.1(a)), on the Redemption Date cease to the Outstanding for purposes of this Indenture and shall thereafter represent only the right to receive the applicable Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for anyperiod after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.


                                   ARTICLE XI

                                 Miscellaneous

                 SECTION 11.1     Compliance Certificates and Opinions, etc.

                 (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                            (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                            (b)     (i)  Prior to the deposit of any
                 Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in
                 Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                            (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding

                 Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

                     (iii) Other than with respect to the release of any Early Termination Leases, Defaulted Leases or Leases subject to a Warranty Event, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                      (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Leases and Defaulted Leases, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause
                 (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

                       (v) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Leases and related Collateral and proceeds of both as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) take any other action not inconsistent with the TIA or the Basic Documents.

                 SECTION 11.2 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                 Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                 SECTION 11.3     Acts of Noteholders.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing of such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

                 (c) The ownership of Notes shall be provided by the Note Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                 (e) The Indenture Trustee shall solicit, obtain and otherwise act in accordance with any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by the Noteholders in appropriate number in accordance with the terms of this Indenture.

                 SECTION 11.4 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

                 (a) The Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee and received at its Corporate Trust Office, or

                 (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: TLFC IV Equipment Lease Trust, 1996-1, in care of Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, Delaware 19801, with a copy to Bankers Trust Company, 4 Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group -- Structured Finance, or at any other address previously furnished in writing to the Indenture Trustee by Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

                 Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested to the following addresses: Standard & Poor's Ratings Services, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department; Moody's Investor Services, Inc., 99 Church Street, New York, New York 10007, Attention of ABS Monitoring Dept. and at such other address as shall be designated by written notice to the other parties.

                 SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                 In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

                 Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

                 SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, to the extent satisfactory to the Indenture Trustee, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

                 SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                 The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                 SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

                 All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

                 SECTION 11.10 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 11.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and (only to the extent expressly provided herein) the Certificateholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                 SECTION 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                 SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

                 SECTION 11.16    No Recourse.

                 (a) Each Noteholder or Note Owner, by acceptance of a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. Each Noteholder or Note Owner understands that all recourse under its Note is limited to and payable only out of the Indenture Trust Estate, and each Noteholder or Note Owner, by acceptance of a Note or an interest therein, agrees that (i) it will look solely to the Indenture Trust Estate for the payment of all principal and accrued interest due and to become due on the Note and (ii) except as expressly provided in the Basic Documents, it shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                 (b) Except as expressly provided in the Basic Documents, neither the Seller, the Servicer, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuer, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Notes or this Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the assets of the Issuer. Each Noteholder or Note Owner by the acceptance of a Note (or beneficial interest therein) will agree that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Indenture Trust Estate for any and all liabilities, obligations and undertakings contained in this Indenture or in the Notes.

                 SECTION 11.17 No Petition. Notwithstanding any prior termination of this Agreement, the Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, or in the case of a Note Owner, by accepting a beneficial interest in a Note, hereby covenant and agree that they will not, prior to the date which is one year and one day after the final distribution with respect to (i) the Class A Notes and the Class B Notes,
(ii) the 1995-1 Notes, and (iii) any other indebtedness of the Issuer, the Seller or any other trust formed by the Seller permitted under Section 2.7(1) of the Pooling and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Seller or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Seller or the Issuer.

                 SECTION 11.18 Inspection. The Issuer agrees that, upon reasonable request, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours and at offices designated by the Issuer, to examine all the books of account, records, reports, and other papers of the Issuer relating to the Collateral or the Notes, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts relating to the Collateral or the Notes with the Issuer's officers, employees, and independent certified public accountants, and at such reasonable times and as often as may be reasonably requested and subject to the Issuer's normal security and confidentiality procedure. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Nothing in this Section 11.18 will derogate from any obligation under this agreement or obligation of the Issuer or the Servicer to observe any applicable law or agreement prohibiting disclosure of information regarding the Lessees, and the failure to provide information or access as provided in this Section
11.18 by reason of any such obligation will not constitute a breach of this
Section 11.18.

                           *     *     *     *     *

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                      TLFC IV EQUIPMENT LEASE TRUST 1996-1

                      By:     Bankers Trust (Delaware) not in
                              its individual capacity but
                              solely as Owner Trustee,


                      By:     ______________________________
                              Name:
                              Title:


                      Manufacturers and Traders Trust
                      Company, not in its individual capacity
                      but solely as Indenture Trustee,


                      By:     _________________________
                              Name:
                              Title:

STATE OF _________        )
                          )        ss.:
COUNTY OF ________        )


                 BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared ______________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TLFC IV Equipment Lease Trust 1996-1, a Delaware business trust, and that he executed the same as the act of the said business trust for the purpose and consideration therein expressed, and in the capacities therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 26th day of November, 1996.



                                                       _________________________
                                                       Notary Public



My commission expires:


__________________________

STATE OF _________    )
                      )        ss.:
COUNTY OF _________   )


                 BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared __________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Manufacturers and Traders Trust Company and that he executed the same as the corporation for the purposes and consideration therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 26th day of November, 1996.



                                                       _________________________
                                                       Notary Public



My commission expires:


__________________________

                                                                       EXHIBIT A

REGISTERED
                                                                    $___________

No. R-A__


                      SEE REVERSE FOR CERTAIN DEFINITIONS

                                                             CUSIP NO. 872554AC4


                 UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                      TLFC IV EQUIPMENT LEASE TRUST 1996-1

                        CLASS A 5.98% LEASE BACKED NOTE

                 TLFC IV Equipment Lease Trust 1996-1, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $___________, payable on each Payment Date in the amounts and to the extent described in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date in November 2002 and the Redemption Date, if any, pursuant to Section 10.1(a) of the Indenture. The Issuer will pay interest on this Note on each Payment Date in the amounts and to the extent described in the Indenture.

                 The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                 Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: November 26, 1996                         TLFC IV EQUIPMENT LEASE TRUST
                                                1996-1,

                                        By:     Bankers Trust (Delaware), not
                                                in its individual capacity
                                                but solely as Owner Trustee,


                                        By:     _______________________________
                                                Name:
                                                Title:




               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: November 26, 1996                          Manufacturers and Traders Trust
                                                 Company, not in its individual
                                                 capacity but solely as
                                                 Indenture Trustee,


                                         By:     ______________________________
                                                 Authorized Signatory

                                REVERSE OF NOTE

                 This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A 5.98% Lease Backed Notes (herein called the "Class A Notes"), all issued under an Indenture dated as of November 26, 1996 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Manufacturers and Traders Trust Company, as indenture trustee (the "Indenture Trustee", which term includes any successor indenture trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A Notes are one of two duly authorized Classes of Notes of the Issuer issued pursuant to the Indenture (collectively, the "Notes"). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof). All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

                 The Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

                 Principal of the Notes will be payable on each Payment Date in an amount and to the extent described in the Indenture. "Payment Date" means the 20th day of each calendar month or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 20, 1996.

                 As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date in November 2002 and the Redemption Date, if any, pursuant to Section 10.1(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Notes of a Class shall be made pro rata to the Noteholders of such Class entitled thereto.

                 Payments of interest on this Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transferring immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereof at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the related Record Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee located in the Borough of Manhattan, the City of New York.

                 Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. Each Noteholder or Note Owner understands that all recourse under its Note is limited to and payable only out of the Indenture Trust Estate, and each Noteholder or Note Owner, by acceptance of a Note or an interest therein, agrees that (i) it will look solely to the Indenture Trust Estate for the payment of all principal and accrued interest due and to become due on the Note and (ii) except as expressly provided in the Basic Documents, it shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom.

                 The Issuer and the Indenture Trustee, by entering into the Indenture, and the Noteholders and the Note Owners, by acquiring any Note or beneficial interest therein, (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                 The Class A Noteholders and the Class A Note Owners, by acquiring any Class A Note or interest therein, shall be deemed to have represented and warranted that either (i) the Class A Noteholder is not acquiring (or considered to be acquiring) the Class A Note with the assets of a Benefit Plan or (ii) one or more of the following is true as to all of the funds used to purchase such Class A Note: (a) the funds constitute the assets of a bank collective investment fund within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 91-38, 56 FR 31,966, and the acquisition and holding of such Class A Note satisfies the requirements of such exemption and is entitled to full relief thereunder; (b) the funds constitute the assets of an insurance company pooled separate account within the meaning of PTCE 90-1, 55 FR 2,891, and the acquisition and holding of such Class A Note satisfies the requirements of such exemption and is entitled to full relief thereunder; (c) the funds are invested in an investment fund which is managed by an investment adviser registered under the Investment Advisers Act of 1940, a bank, an insurance company or a saving and loan association, which meets specified financial standards, which has acknowledged in a written agreement that it is an ERISA fiduciary with respect to investments made on behalf of the Benefit Plan from which it acquired such funds, and which is otherwise a "qualified professional asset manager" as such term is defined in PTCE 84-14, 49 FR 9,494, as amended on October 10, 1985, 50 FR 41,430, and the acquisition and holding of such Class A Note satisfies the requirements of such exemption and is exempt to the fullest extent provided therein; (d) the funds constitute the assets of an insurance company general account, and the acquisition and holding of such Class A Note by such account satisfies the requirements of PTCE 95-60, 60 FR 35,925, and is entitled to full relief thereunder; or (e) the funds constitute the assets of a "governmental plan" as defined in Section 3(32) of ERISA or Section 4975 of the Code, and neither the purchase nor holding of such Class A Note will result in or involve a transaction that is prohibited under applicable state law.

                 Notwithstanding any prior termination of rights pursuant to the Indenture or this Note, each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that it will not, prior to the date which is one year and one day after the final distribution with respect to (i) the Class A Notes and the Class B Notes, (ii) the 1995-1 Notes, and (iii) any other indebtedness of, the Issuer, the Seller or any other trust formed by the Seller permitted under Section 2.7(1) of the Pooling and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Seller or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Seller or the Issuer.


                 Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder. In addition, the Indenture may be amended without the consent of the Holders of the Notes to prevent the Issuer from being treated as a "publicly traded partnership" under
Section 7704 of the Internal Revenue Code.

                 The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                 The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

                 The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                 The Notes and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency herein prescribed.

                 Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee, in its individual capacity, the Indenture Trustee, in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Indenture Trust Estate for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note to the extent provided therein and herein.

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee


_________________________

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________
_________________________________________________________________________

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ______________            ___________________________________
                                  NOTE:  The signature to this assignment
                                  must correspond with the name of the
                                  registered owner as it appears on the
                                  face of the within Note in every
                                  particular, without alteration, enlargement or any change whatsoever.

                                  Signature Guaranteed:


                                  ___________________________________
                                  Signatures must be guaranteed by an
                                  "eligible guarantor institution" meeting the requirements of the Indenture
                                  Trustee which requirements will include
                                  membership or participation in STAMP or
                                  such other "signature guarantee program" as may be determined by the Indenture Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Act of 1934, as amended.

                                                                       EXHIBIT B

REGISTERED
                                                                     $__________

No. R-B__


                      SEE REVERSE FOR CERTAIN DEFINITIONS




                 THE CLASS B NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.
CONSEQUENTLY, SUCH NOTES ARE NOT TRANSFERABLE OTHER THAN PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SATISFACTION OF CERTAIN OTHER PROVISIONS SPECIFIED HEREIN. NO SALE, PLEDGE OR OTHER TRANSFER OF ANY CLASS B NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE (I) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED UNDER RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION WHICH MEETS THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT,
(II) TO FIRST UNION CAPITAL MARKETS CORP., (III) THROUGH FIRST UNION CAPITAL MARKETS CORP. TO AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DESCRIBED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) IN A TRANSACTION APPROVED BY FIRST UNION CAPITAL MARKETS CORP., OR (IV) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN EACH SUCH CASE (A) THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE SHALL CERTIFY TO THE INDENTURE TRUSTEE AND THE SELLER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER AND THE STATUS OF SUCH TRANSFEREE, WHICH CERTIFICATE SHALL BE SUBSTANTIALLY IN THE FORM OF THE CERTIFICATE ATTACHED TO THE INDENTURE AS EXHIBIT D, AND (B) IN THE CASE OF SALES, PLEDGES AND TRANSFERS PURSUANT TO CLAUSE (IV) ABOVE, THE ISSUER SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE SELLER, THE ISSUER, THE OWNER TRUSTEE, THE SERVICER NOR THE INDENTURE TRUSTEE), SATISFACTORY IN FORM AND SUBSTANCE TO THE SELLER AND THE INDENTURE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT. NEITHER THE SELLER, THE OWNER TRUSTEE, THE ISSUER NOR THE INDENTURE TRUSTEE SHALL BE OBLIGATED TO REGISTER ANY CLASS B NOTES UNDER THE SECURITIES ACT, QUALIFY ANY CLASS B NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER OR HOLDER THEREOF.

         THE CLASS B NOTES MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN. BY ACCEPTING AND HOLDING A CLASS B NOTE, THE HOLDER THEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN AND, IF REQUESTED TO DO SO BY THE SELLER OR THE INDENTURE TRUSTEE, THE HOLDER OF A CLASS B NOTE SHALL EXECUTE AND DELIVER TO THE INDENTURE TRUSTEE AN UNDERTAKING LETTER

TO SUCH EFFECT IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER AND
THE SELLER.

                 NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE TO ANY PERSON IN A FACE AMOUNT OF LESS THAN $500,000. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THIS RESTRICTION WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THIS NOTE FOR ALL PURPOSES.

                 THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. PAYMENTS HEREUNDER ARE SUBORDINATED TO PAYMENTS ON THE ISSUER'S CLASS A 5.98% LEASE BACKED NOTES ISSUED UNDER THE INDENTURE TO THE EXTENT DESCRIBED HEREIN.


                      TLFC IV EQUIPMENT LEASE TRUST 1996-1

                        CLASS B 6.64% LEASE BACKED NOTE

                 TLFC IV Equipment Lease Trust 1996-1, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to _________________________________ or registered assigns, the principal sum of $__________, payable on each Payment Date in the amounts and to the extent described in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date in November 2002 and the Redemption Date, if any, pursuant to Section 10.1(a) of the Indenture. The Issuer will pay interest on this Note on each Payment Date in the amounts and to the extent described in the Indenture.

                 The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                 Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: _________________                    TLFC IV EQUIPMENT LEASE TRUST
                                           1996-1,

                                           By:    Bankers Trust (Delaware), not
                                                  in its individual capacity
                                                  but solely as Owner Trustee,


                                           By:    ______________________________
                                                  Name:
                                                  Title:




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: _________________                          Manufacturers and Traders Trust
                                                 Company, not in its individual
                                                 capacity but solely as
                                                 Indenture Trustee,


                                         By:     ______________________________
                                                      Authorized Signatory

                                REVERSE OF NOTE

                 This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class B 6.64% Lease Backed Notes (herein called the "Class B Notes"), all issued under an Indenture dated as of November 26, 1996 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Manufacturers and Traders Trust Company, as indenture trustee (the "Indenture Trustee", which term includes any successor indenture trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class B Notes are one of two duly authorized Classes of Notes of the Issuer issued pursuant to the Indenture (collectively, the "Notes"). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof). All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

                 The Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

                 Principal of the Notes will be payable on each Payment Date in an amount and to the extent described in the Indenture. "Payment Date" means the 20th day of each calendar month or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 20, 1996.

                 As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Payment Date in November 2002 and the Redemption Date, if any, pursuant to Section 10.1(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Notes of a Class shall be made pro rata to the Noteholders of such Class entitled thereto. Payments on the Class B Notes are subordinated to payments on the Class A Notes to the extent described in the Pooling and Servicing Agreement.

                 Payments of interest on this Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that if such Person is the Registered Holder of Class B Notes representing more than 50% of the Outstanding Amount of Class B Notes, payments will be made by wire transferring immediately available funds to the account designated by such Person. Such checks shall be mailed to the Person entitled thereof at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the related Record Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee located in the Borough of Manhattan, the City of New York.

                 Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. Each Noteholder or Note Owner understands that all recourse under its Note is limited to and payable only out of the Indenture Trust Estate, and each Noteholder or Note Owner, by acceptance of a note or an interest therein, agrees that (i) it will look solely to the Indenture Trust Estate for the payment of all principal and accrued interest due and to become due on the Note and (ii) except as expressly provided in the

Basic Documents, it shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom.

                 The Issuer and the Indenture Trustee, by entering into the Indenture, and the Noteholders and the Note Owners, by acquiring any Note or beneficial interest therein, (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                 Notwithstanding any prior termination of rights pursuant to the Indenture or this Note, each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that it will not, prior to the date which is one year and one day after the final distribution with respect to (i) the Class A Notes and the Class B Notes, (ii) the 1995-1 Notes, and (iii) any other indebtedness of the Issuer, the Seller or any other trust formed by the Seller permitted under
Section 2.7(1) of the Pooling and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Seller or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Seller or the Issuer.


                 Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The

Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder. In addition, the Indenture may be amended without the consent of the Holders of the Notes to prevent the Issuer from being treated as a "publicly traded partnership" under Section 7704 of the Internal Revenue Code.

                 The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                 The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

                 The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                 The Notes and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency herein prescribed.

                 Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee, in its individual capacity, the Indenture Trustee, in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Indenture Trust Estate for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note to the extent provided therein and herein.

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee



____________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
______________________________________________________________________________
______________________________________________________________________________

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________               ________________________NOTE:
                                     The signature to this assignment must
                                     correspond with the name of
                                     the registered owner as it
                                     appears on the face of the
                                     within Note in every
                                     particular, without
                                     alteration, enlargement or
                                     any change whatsoever.

                                     Signature Guaranteed:


                                     _________________________
                                     Signatures must be guaranteed by an
                                     "eligible guarantor
                                     institution" meeting the
                                     requirements of the Indenture
                                     Trustee which requirements
                                     will include membership or
                                     participation in STAMP or
                                     such other "signature
                                     guarantee program" as may be
                                     determined by the Indenture
                                     Trustee in addition to, or in
                                     substitution for, STAMP, all
                                     in accordance with the
                                     Securities Exchange Act of
                                     1934, as amended.

                                                                       EXHIBIT C


                          Form of Depository Agreement


                                 See Attached.

                                                                       EXHIBIT D


                                  CERTIFICATE


TL Lease Funding Corp. IV
Corporate Trust Center
1209 Orange Street
Wilmington, Delaware  19801

Manufacturers and Traders Trust Company
One M&T Plaza
Buffalo, New York  14203
Attn: Corporate Trust Administration (Neil B. Witoff) as Indenture Trustee for the of TLFC IV Equipment Lease Trust 1996-1


Ladies and Gentlemen:

                 In connection with the purchase of a Class B 6.64% Lease Backed Note subject to Section 2.15 of the Indenture dated as of November 26, 1996 between TLFC IV Equipment Lease Trust 1996-1 ("TLFC") and Manufacturers and Traders Trust Company, as Indenture Trustee (the "Indenture"), of TLFC (the "Unregistered Note"), the undersigned buyer ("Buyer") hereby acknowledges, represents and agrees that:

                 (a) The Buyer has received the Confidential Private Placement Memorandum, dated November 26, 1996 (including exhibits thereto).

                 (b) The Buyer understands that the Unregistered Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not transferable except as permitted in the following sentence. The Buyer agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that such Unregistered Note may be resold, pledged or transferred only (i) through First Union Capital Markets Corp. to an institutional investor that is an "Accredited Investor" as defined in Rule 501(a)(1),(2),(3) or (7) (an "Institutional Accredited Investor") under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that, if so requested by the Seller or the Indenture Trustee, executes a certificate in the form hereof, (ii) to a "qualified institutional buyer" as defined under Rule 144A under the Securities Act ("Rule 144A") acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers") that, if so requested by the Seller or the Indenture Trustee, executes a certificate in the form hereof in a transaction which meets the requirements of Rule 144A under the Securities Act, (iii) to First Union Capital Markets Corp. or (iv) in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the prospective transferor and the prospective transferee will certify to the Indenture Trustee and the Seller in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Seller, and
(B) the Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Seller, the Servicer or the Indenture Trustee) satisfactory in the form and substance to the Seller and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. The Buyer will notify any purchaser of the Unregistered Note from it of the above resale restrictions, if then applicable. The Buyer further understands that in connection with any transfer of the Unregistered Note by it that the Seller and the Indenture Trustee may request, and if so requested the Buyer will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

                 (c)

                                   CHECK ONE

                 [ ]      i.      The transaction is through First Union
Capital Markets Corp. to a Buyer who is an institutional investor and an "accredited investor" (as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the Buyer is bank acting in its fiduciary capacity). The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Unregistered Note, and the Buyer and any accounts for which it is acting is able to bear the economic risk of investment in the Unregistered Note for an indefinite period of time. The Buyer is acquiring the Unregistered Note for investment and not with a view to, or for offer and sale in connection with, a public distribution.

                 [ ]      ii.     The transaction meets the requirements of
Rule 144A under the Securities Act and the Buyer is a "qualified institutional buyer" as defined under Rule 144A under the Securities Act and is acquiring the Unregistered Note for its own account (and not for the account of others) or as a fiduciary or agent for others

(which others also are "qualified institutional buyers"). The Buyer is familiar with Rule 144A under the Securities Act and is aware that the seller of the Unregistered Note and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                 [ ]   iii.       The Buyer is First Union Capital Markets
Corp.

                 [ ]      iv.     The transaction is otherwise exempt from the
registration requirements of the Securities Act. The Buyer certifies that (A) the description of the facts surrounding the transfer attached hereto as Annex A is true and correct in all material respects and (B) attached hereto as Annex B is an opinion of counsel to the effect that such transfer will not violate the Securities Act.

                 (d) The Buyer is not, and has not acquired the Unregistered Note for or for the benefit of, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")),(ii) a plan or arrangement (including an individual retirement account or Keogh Plan) within the meaning of or subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include "plan assets" under U.S. Department of Labor Regulations codified at 29 C.F.R. Section 2510.3-101 or otherwise (each a "Benefit Plan").

                 (e) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                 Each capitalized term that is used and not otherwise defined in this letter has the meaning that the Indenture assigns to such term.


                                                  ______________________________
                                                  Print Name of Buyer

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                                  Date: ________________________

                                                                       EXHIBIT E

                               UNDERTAKING LETTER

TL Lease Funding Corp. IV
Corporate Trust Center
1209 Orange Street
Wilmington, Delaware 19801

Manufacturers and Traders Trust Company
One M&T Plaza
Buffalo, New York  14203
Attn: Corporate Trust Administration (Neil B. Witoff) as Indenture Trustee for TLFC IV Equipment Lease Trust 1996-1

Ladies and Gentlemen:

                 In connection with our purchase of record of beneficial ownership of a Class B 6.64% Lease Backed Note subject to the provisions of
Section 2.15 of the Indenture dated as of November 26, 1996 between TLFC IV Equipment Lease Trust 1996-1 ("TLFC") and Manufacturers and Traders Trust Company, as Indenture Trustee (the "Indenture"), of TLFC (the "Unregistered Note") the undersigned purchaser, record owner or beneficial owner hereby acknowledges, represents and warrants that such purchaser, record owner or beneficial owner:

                 (1) is not, and has not acquired the Unregistered Note for or for the benefit of, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")),(ii) a plan or arrangement (including an individual retirement account or Keogh
Plan) withing the meaning of or subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include "plan assets" under U.S. Department of Labor Regulations codified at 29 C.F.R.
Section 2510.3-101 or otherwise (each a "Benefit Plan"); and

                 (2) acknowledges that you and others will rely on our Acknowledgements, representations and warranties, and agrees to notify you promptly in writing if any of our acknowledgements, representations or warranties herein cease to be accurate and complete.

                 Each capitalized term that is used and not otherwise defined in this letter has the meaning that the Indenture assigns to such term.


                                             ___________________________________
                                             Name of Note Owner

                                             By: _______________________________
                                             Name:
                                             Title:

                                             Date: _____________________________





                                    - 5 -